SUPPLEMENT TO CUSTODIAN AGREEMENT
                                  PICTET FUNDS

                                                              September 27, 2001



Amelia L. Young
Brown Brothers Harriman & Co.
30 Water Street
Boston, MA  02109-2263

Dear Ms. Young:

         This letter is to confirm that the undersigned, Pictet Funds, a Massachusetts business trust (the "Trust"), and Brown Brothers Harriman & Co., a limited partnership formed under the laws of the State of New York (the "Custodian"), have agreed that the Custodian Agreement between the Trust and the Custodian dated November 23, 2000 (the "Agreement"), is herewith amended to provide that the Custodian shall also be the Custodian for the Pictet Global Water Fund on the terms and conditions contained in the Agreement. Schedule A to the Agreement is revised in the form attached hereto.

         If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.

                                    Very truly yours,

                                    PICTET FUNDS

                                    By: /S/ Jean G. Pilloud
                                       ----------------------------------------
                                       Authorized Signature

Accepted:

BROWN BROTHERS HARRIMAN & CO.

By:
    --------------------------------
    Authorized Signature

                   SCHEDULE A (AS REVISED SEPTEMBER 27, 2001)

                           to the Custodian Agreement
                            between Pictet Funds) and
                          Brown Brothers Harriman & Co.


NAME OF SERIES

Pictet Global Emerging Markets Fund
Pictet International Small Companies Fund
Pictet Eastern European Fund
Pictet European Equity Fund
Pictet International Equity Fund
Pictet Global Water Fund









PICTET FUNDS                                PFPC DISTRIBUTORS, INC.

By:/S/ Jean G. Pilloud                      By:/S/ Neil J. Andrews
   ---------------------------------           ---------------------------------
Title: President and Chairman               Title:Senior Vice President
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